Exhibit 99.2

Yangtze River Development Limited Terminates Relationship with Financing Partner for Wuhan Newport Project

NEW YORK, NY and WUHAN, CHINA / March 1, 2017 / Yangtze River Development Limited, (OTCQX: YERR) (the “Company”), an infrastructure company that engages in the business of real estate development with a port logistic project located in the middle reaches of the Yangtze River, today announced that it has terminated its Contribution, Conveyance and Assumption Agreement (the “Agreement”) with Armada Enterprises GP (“Armada”) and its subsidiary, Wight International Construction, LLC (“Wight”) for funding to complete the port project in Wuhan, China due to Armada and Wight’s failure to perform under the terms of the Agreement.

As per terms of the Agreement, Armada has returned to the Company all of the 100 million shares of common stock it was issued. The entire block of 100 million common shares has been returned to the Company’s treasury.

“We are in discussions with alternative funding sources as we continue to move forward with our business plan for development of the Wuhan Newport infrastructure project,” said Xiangyao Liu, CEO, Yangtze River Development Limited.

ABOUT YANGTZE RIVER DEVELOPMENT LTD.:

Yangtze River Development Limited primarily engages in the business of real estate development with a port logistic project located in the middle reaches of the Yangtze River. Wuhan Newport is a large infrastructure development project implemented under China's latest “One Belt One Road” initiative and is believed to be strategically positioned in the anticipated “Free Trade Zone” of the Wuhan Port, a crucial trading window between China, the Middle East and Europe. To be fully developed upon completion of three phases, within the logistics center, there will be six operating zones, including port operation area, warehouse and distribution area, cold chain logistics area, rail cargo loading area, exhibition area and residential community. The logistics center is also expected to provide a number of shipping berths for cargo ships of various sizes. Wuhan Newport is expected to provide domestic and foreign businesses a direct access to the anticipated Free Trade Zone in Wuhan. The project will include commercial buildings, professional logistic supply chain centers, direct access to the Yangtze River, Wuhan-Xinjiang-Europe Railway and ground transportation, storage and processing centers, IT supporting services, among others.

For additional information please go to: http://www.yerr.com.cn

FORWARD-LOOKING STATEMENTS:

This document includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding Company's expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the change of Company's plan of operation, future opportunities as a result of the matter referenced in the above statements; and any other statements regarding Company's future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with employees, and our ability to realize the anticipated benefits of such transaction, and those disclosed as risks in other reports filed by us with the Securities and Exchange Commission, including those described in our most recently filed Annual Report on Form 10-K and subsequent amendment on Form 10-K/A, current report on Form 8-K, and other filings with the SEC.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

CONTACT:

James Coleman
Executive Director
jcoleman@yerr.com.cn
646-861-3315